UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 13, 2022

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2022 (the “Closing Date”), Novo Integrated Sciences, Inc. (the “Company”), sold an aggregate of 4,000,000 units (the “Units”) for an aggregate of $2,000,000, at a purchase price $0.50 per Unit (the “Offering”), consisting of (i) 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) warrants with a three-year term to purchase 4,000,000 shares of Common Stock at an exercise price of $0.50 per share (the “Three Year Warrants”), and (iii) warrants with a five-year term to purchase 4,000,000 shares of Common Stock at an exercise price of $0.50 per share (the “Five Year Warrants” and together with the Three Year Warrants, the “Warrants”).

On October 13, 2022, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Maxim Group LLC, as exclusive placement agent thereunder (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent to solicit offers to purchase the Units, and the Common Stock and Warrants forming part of the Units, offered by the prospectus (“Prospectus”) contained in the Registration Statement on Form S-1 (File No. 333-267401) declared effective by the Securities and Exchange Commission on October 13, 2022 (the “Registration Statement”). The Placement Agent did not purchase or sell any securities, nor was it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by the Company. Accordingly, there was no minimum amount of proceeds that was a condition to closing of the Offering.

The Offering resulted in gross proceeds to the Company of approximately $2,000,000 before deducting the Placement Agent fees and related offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of Warrants issued in the Offering which formed part of the Units. Pursuant to the terms of the Placement Agency Agreement, the Company paid the Placement Agent a cash fee of $140,000 equal to 7.0% of the gross proceeds of the Offering as well as reimbursed the Placement Agent for its accountable expenses, resulting in net proceeds to the Company of $1,795,000.

Under the Placement Agency Agreement, the Company agreed to certain restrictions on future stock offerings, including that during the 90-day period following the Closing Date, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, and will not file any registration statements. In addition, during the 180-day period following the Closing Date and subject to certain exceptions, the Company is prohibited from entering into (i) a transaction that would result in the Company issuing Common Stock that has a variable conversion price, exercise price, or exchange rate, or such a price that would reset upon the occurrence of specified or contingent events; or (ii) a transaction in which the Company agrees to issue securities at a future determined price. Each of the Company’s officers, directors, and any holder of 10% or more of the outstanding Common Stock has agreed to a three-month “lock-up” with respect to their shares of Common Stock, including securities that are convertible into, or exchangeable or exercisable for, shares of Common Stock. Subject to certain exceptions, during such lock-up period these holders may not offer, sell, pledge or otherwise dispose of these securities, without the prior written consent of the Placement Agent. The Placement Agency Agreement provides that the Placement Agent’s obligations were subject to conditions contained in the Placement Agency Agreement.

Each Warrant has an exercise price of $0.50 per share and is exercisable upon issuance. The Three Year Warrants and the Five Year Warrants will expire three years and five years from the date of issuance, respectively.

Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Common Stock as described in the Prospectus. Subject to certain exemptions outlined in the Three Year Warrants and Five Year Warrants, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sell, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or Common Stock Equivalents (as defined in the Three Year Warrants and Five Year Warrants), at an effective price per share less than the exercise price of the Three Year Warrants or Five Year Warrants then in effect, the exercise price of the Three Year Warrants and Five Year Warrants will be reduced to equal the effective price per share in such dilutive issuance; provided, however, in no event will the exercise price of the Three Year Warrants and Five Year Warrants be reduced to an exercise price lower than $0.10. Additionally, on the date that is 60 calendar days immediately following the initial issuance date of the Three Year Warrants and Five Year Warrants, the exercise price will be reduced to the Reset Price (as hereinafter defined), provided that the Reset Price is less than the exercise price in effect on that date. The “Reset Price” is equal to the greater of (a) 50% of the initial exercise price or (b) 100% of the lowest daily volume weighted average price per share of Common Stock (“VWAP”) occurring during the 60 calendar days following the issuance date of the Three Year Warrants and Five Year Warrants.

On October 13, 2022, the (i) conversion price of the Senior Secured Convertible Notes, and the (ii) exercise price per share of Common Stock under the warrants to purchase common stock, issued by the Company and held by CVI Investments, Inc. and Hudson Bay Master Fund Ltd. (the “Holders”) was reduced to $0.50 per share of Common Stock based on the offering price of each Unit in the Offering and in accordance with waivers by the Holders, as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2022.

The terms of the Three Year Warrants and Five Year Warrants are governed by a Warrant Agency Agreement (the “Warrant Agency Agreement”), dated as of the Closing Date, by and between the Company and Pacific Stock Transfer Company (the “Warrant Agent”). Pursuant to the terms of the Warrant Agency Agreement, the Company agreed to indemnify the Warrant Agent in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the Placement Agency Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Three Year Warrants and the Five Year Warrants do not purport to be complete and are qualified in their entirety by reference to the Form of Three Year Warrant and the Form of Five Year Warrant, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference. The foregoing description of the Warrant Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agency Agreement, a copy of which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated October 13, 2022, by and between the registrant and Maxim Group LLC, as exclusive placement agent thereunder.
4.1	Form of Three Year Common Stock Purchase Warrant.
4.2	Form of Five Year Common Stock Purchase Warrant.
4.3	Warrant Agency Agreement, dated October 18, 2022, by and between the registrant and Pacific Stock Transfer Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: October 18, 2022	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer